                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             APOLLO MANAGEMENT, L.P.

                       APOLLO LCA ACQUISITION CORPORATION

                                       AND

                         LIVING CENTERS OF AMERICA, INC.

                             Dated as of May 7, 1997

                                   [MERGER I]







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                                TABLE OF CONTENTS


ARTICLE I

      THE MERGER
      SECTION 1.01  The Merger.......................................1
      SECTION 1.02  Consummation of the Merger.......................2
      SECTION 1.03  Effects of the Merger............................2
      SECTION 1.04  Certificate of Incorporation and Bylaws..........2
      SECTION 1.05  Directors and Officers...........................2
      SECTION 1.06  Company Actions..................................2

ARTICLE II

      EFFECTS OF THE MERGER
      SECTION 2.01  Conversion of Shares.............................3
      SECTION 2.02  Elections........................................4
      SECTION 2.03  Proration........................................5
      SECTION 2.04  Conversion of Common Stock of the Sub............6
      SECTION 2.05  Stockholders' Meeting............................6
      SECTION 2.06  Dissenting Shares................................6
      SECTION 2.07  Exchange of Certificates.........................7
      SECTION 2.08  Rights Under Stock Plans.........................9
      SECTION 2.09  Nonqualified Deferred Compensation Plan.........10

ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      SECTION 3.01  Organization and Qualification..................10
      SECTION 3.02  Capitalization..................................11
      SECTION 3.03  Authority for this Agreement....................12
      SECTION 3.04  Absence of Certain Changes......................12
      SECTION 3.05  Reports.........................................13
      SECTION 3.06  Information Supplied............................13
      SECTION 3.07  Consents and Approvals; No Violation............14
      SECTION 3.08  Brokers.........................................14
      SECTION 3.09  Employee Benefit Matters........................15
      SECTION 3.10  Litigation, etc.................................16
      SECTION 3.11  Tax Matters.....................................17
      SECTION 3.12  Compliance with Law.............................17
      SECTION 3.13  Environmental Compliance........................18
      SECTION 3.14  Insurance.......................................18



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      SECTION 3.15  Vote Required...................................19
ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SUB
      SECTION 4.01  Organization and Qualification..................19
      SECTION 4.02  Authority Relative to this Agreement............19
      SECTION 4.03  Consents and Approvals; No Violation............20
      SECTION 4.04  Financing.......................................20
      SECTION 4.05  Brokers.........................................21
      SECTION 4.06  Litigation, etc.................................21
      SECTION 4.07  Information Supplied............................21
      SECTION 4.08  Ownership of Shares.............................22

ARTICLE V

      COVENANTS
      SECTION 5.01  Conduct of Business of the Company..............22
      SECTION 5.02  No Solicitation.................................23
      SECTION 5.03  Access to Information...........................24
      SECTION 5.04  Reasonable Efforts, Filings.....................24
      SECTION 5.05  Indemnification and Insurance...................25
      SECTION 5.06  Employee Plans and Benefits and
                     Employment Contracts .........................27
      SECTION 5.07  Proxy Statement.................................27
      SECTION 5.08  Notification of Certain Matters.................28
      SECTION 5.09  Rights Agreement Amendment......................28
      SECTION 5.10  Solvency Letter.................................28
      SECTION 5.11  New York Stock Exchange Listing.................29
      SECTION 5.12  Election to the Company's Board of Directors....29
      SECTION 5.13  Registration Rights Agreement...................29
      SECTION 5.14  Capitalization of Sub...........................29

ARTICLE VI

      CONDITIONS TO CONSUMMATION OF THE MERGER
      SECTION 6.01  Conditions to Each Party's Obligation to Effect
                      the Merger30
      SECTION 6.02  Additional Condition to the
                      Company's Obligation to Effect the
                      Merger.......................................31
      SECTION 6.03  Additional Conditions to the Parent's
                      and the Sub's Obligations
                      to Effect the Merger.........................31



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ARTICLE VII

      TERMINATION; AMENDMENT; WAIVER
      SECTION 7.01  Termination.....................................32
      SECTION 7.02  Effect of Termination...........................34
      SECTION 7.03  Amendment.......................................34
      SECTION 7.04  Extension; Waiver...............................34

ARTICLE VIII

      MISCELLANEOUS
      SECTION 8.01  Survival of Representations and Warranties......35
      SECTION 8.02  Entire Agreement; Assignment....................35
      SECTION 8.03  Enforcement of the Agreement; Jurisdiction......35
      SECTION 8.04  Validity........................................35
      SECTION 8.05  Notices.........................................36
      SECTION 8.06  Governing Law...................................37
      SECTION 8.07  Descriptive Headings............................37
      SECTION 8.08  Parties in Interest.............................37
      SECTION 8.09  Counterparts....................................37
      SECTION 8.10  Fees and Expenses...............................37
      SECTION 8.11  Certain Definitions.............................37
      SECTION 8.12  Disclosure Letter...............................38
      SECTION 8.13  Press Releases..................................38
      SECTION 8.14  Obligation of the Parent........................38





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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 7, 1997 among Apollo Management, L.P., a Delaware limited partnership on behalf of one or more funds under management (the "Parent"), Apollo LCA Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Sub"), and Living Centers of America, Inc., a Delaware corporation (the "Company").

                                    RECITALS

      WHEREAS, the Board of Directors of each of the Sub and the Company has determined that it is fair and in the best interests of their respective stockholders for the Sub to merge with and into the Company (the "Merger") pursuant to Section 251 of the Delaware General Corporation Law ("DGCL") upon the terms and subject to the conditions set forth herein;

      WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Merger, this Agreement and the transactions contemplated hereby, and has agreed to recommend that the Company's stockholders approve the Merger, this
Agreement and the transactions contemplated hereby;

      WHEREAS, the Sub and the Company have agreed (subject to the terms and conditions of this Agreement), as soon as practicable following the approval by the stockholders of the Company, to effect the Merger, as more fully described herein;
      WHEREAS, the Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

      WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes;

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01 The Merger.

      Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, the Sub shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof.



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The Company shall be the surviving corporation in the Merger (the "Surviving
Corporation") under the name Living Centers of America, Inc. (or such other name as the parties shall agree) and shall continue its existence under the laws of Delaware. The separate corporate existence of the Sub shall cease.

SECTION 1.02 Consummation of the Merger.

      Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, as required by the DGCL, and shall take all such other and further actions as may be required by law to make the Merger effective as promptly as practicable. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York (or such other place as the parties may agree) for the purpose of confirming all the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

SECTION 1.03 Effects of the Merger.

      The Merger shall have the effects set forth in the applicable provisions of the DGCL and set forth herein.

SECTION 1.04 Certificate of Incorporation and Bylaws.

      The Certificate of Incorporation and the Bylaws of the Sub, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "ARTICLE I. The name of the Corporation is Living Centers of America, Inc." (or such other name as the parties shall agree).

SECTION 1.05 Directors and Officers.

      The directors of the Sub immediately prior to the Effective Time and the officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

SECTION 1.06 Company Actions.

      The Company hereby represents and warrants that (a) its Board of Directors (at a meeting duly called and held), has (i) determined that the Merger is fair to and in the best interests of the stockholders of the Company, (ii) resolved to approve this Agreement, the Merger, the issuance of shares of common stock of the Company, par value $0.01 per share (the "Shares") to the stockholders of the Sub in connection with the Merger and the issuance of Shares pursuant to the merger (the "GranCare Merger") contemplated by the agreement and plan of merger (the "GranCare


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Merger Agreement") by and among GranCare Inc., a Delaware corporation
("GranCare"), the Company, a wholly-owned Subsidiary of the Company
("Merger Sub") and the Parent (collectively, the "Stockholder Approvals"), and to recommend (subject to its fiduciary duties as advised by legal counsel) approval and adoption of the Stockholder Approvals by such stockholders of the Company, (iii) taken all necessary steps to render Section 203 of the DGCL and Article Tenth of the Company's Restated Certificate of Incorporation inapplicable to the Merger, (iv) resolved to elect not to be subject, to the extent permitted by law, to any state takeover law other than Section 203 of the DGCL that may purport to be applicable to the Merger, or the transactions contemplated by this Agreement and (v) approved the Rights Agreement Amendment (as defined below), and (b) Credit Suisse First Boston ("CSFB") and NationsBanc Capital Markets, Inc. ("NationsBanc"), the Company's financial advisors, have advised the Company's Board of Directors that, in their opinion, the consideration to be paid to or retained by the Company's stockholders in the Merger and the GranCare Merger is fair, from a financial point of view, to such stockholders.

                                   ARTICLE II

                              EFFECTS OF THE MERGER

SECTION 2.01 Conversion of Shares.

           (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Parent, the Sub or any subsidiary of the Parent or the Sub or held in the treasury of the Company (collectively "Excluded Shares"), all of which shall be canceled and cease to exist, without consideration being payable therefore and Dissenting Shares (as defined in Section 2.06)) shall, by virtue of the Merger, remain outstanding or be converted at the Effective Time into the following (the "Merger Consideration"), upon the surrender of the certificate representing such Shares as provided in
Section 2.07 and subject to Section 2.03 hereof:

                 (i) for each Share with respect to which an election to retain such Share has been effectively made and not revoked or lost, pursuant to Sections 2.02(c), (d) and (e) ("Electing Shares"), the right to retain one fully paid and nonassessable share of Common Stock of the Surviving Corporation (a "Retained Share"); and

                 (ii)for each such Share (other than Retained Shares), the right to receive in cash from the Company following the Merger an amount equal to $40.50 (the "Cash Election Price").

           (b) As of the Effective Time of the Merger, all Shares (other than Excluded Shares and Retained Shares) issued and outstanding immediately prior to the Effective Time of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to


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receive cash, including such in lieu of fractional shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.07.

SECTION 2.02  Elections.

           (a) Each person who, on or prior to the Election Date referred to in paragraph (c) below, is a record holder of Shares will be entitled, with respect to all or any portion of his Shares, to make an unconditional election (a "Non-Cash Election") on or prior to such Election Date to retain Retained Shares (subject to Section 2.03), on the basis hereinafter set forth.
           (b) Prior to the mailing of the Proxy Statement, the Sub shall appoint a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration.
           (c) The Company shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Sub (the "Form of Election"), with the Proxy Statement to the record holders of Shares as of the record date for the Stockholders Meeting, which Form of Election shall be used by each record holder of Shares who wishes to elect to retain
Retained Shares for any or all Shares held, subject to the provisions of Section 2.03 hereof, by such holder. The Company will use commercially reasonable efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Shares during the period between such record date and the Election Date referred to below. Any such holder's election to retain Retained Shares shall have been properly made only if the Paying Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "Election Date") next preceding the date of the Stockholders Meeting a Form of Election properly completed and signed and accompanied by certificates for the Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Paying Agent within three (3) NYSE trading days after the date of execution of such guarantee of delivery).

           (d) Any Form of Election may be revoked by the stockholder submitting it to the Paying Agent only by written notice received by the Paying Agent (i) prior to 5:00 p.m., New York City time on the Election Date or (ii) after the date of the Stockholders Meeting, if (and to the extent that) the Paying Agent is legally required to permit revocations and the Effective Time of the Merger shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Paying Agent is notified in writing by the Sub and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Shares to which such form of Election relates shall be promptly returned to the stockholder submitting the same to the Paying Agent.



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           (e) The determination of the Paying Agent shall be binding whether or not elections to retain Retained Shares have been properly made or revoked pursuant to this Section 2.02 with respect to Shares and when elections and revocations were received by it. If the Paying Agent determines that any election to retain Retained Shares was not properly made with respect to Shares, such Shares shall be treated by the Paying Agent as Shares which were not Electing Shares at the Effective Time of the Merger, and such Shares shall be exchanged in the Merger for cash pursuant to Section 2.01(a)(ii). The Paying Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.03, and any such computation shall be conclusive and binding on the holders of Shares. The Paying Agent may, with the mutual agreement of the Sub and the Company, make such rules as are consistent with this Section 2.02 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

SECTION 2.03  Proration.

           (a) Notwithstanding anything in this Agreement to the contrary, the aggregate number of Shares to remain outstanding as Retained Shares in the Surviving Corporation at the Effective Time of the Merger shall be equal to1,404,088 (the "Retained Share Number").

           (b) If the number of Electing Shares exceeds the Retained Share Number, then each Electing Share shall be converted into the right to retain Retained Shares or receive cash in accordance with the terms of Section 2.01(a) in the following manner:

                 (i) A proration factor (the "Non-Cash Proration Factor") shall be determined by dividing the Retained Share Number by the total number of Electing Shares.

                 (ii)Subject to Section 2.07(e), the number of Electing Shares covered by each Non-Cash Election to be retained (on a consistent basis among stockholders who made the election referred to in Section 2.01(a)(i) pro rata to the number of shares as to which they made such elections) shall be equal to the product of the Non-Cash Proration Factor multiplied by the total number of Electing Shares.
                 (iiiSubject to Section 2.07(e), all Electing Shares other than those shares retained as Retained Shares in accordance with Section 2.03(b)(ii), shall be converted into cash (on a consistent basis among stockholders who made the election referred to in Section 2.01(a)(i), pro rata to the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of
      Section 2.01(a)(ii).

           (c) If the number of Electing Shares is less than the Retained Share Number, then:

                 (i) All Electing Shares shall remain outstanding as Retained Shares in the Surviving Corporation in accordance with the terms of
      Section 2.01(a))(i);



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                 (ii)Subject to Section 2.07(e), additional Shares other than
      Electing Shares shall be retained (on a consistent basis among stockholders who held Shares as to which they did not make the election referred to in Section 2.01(a)(i) pro rata to the number of Shares as to which they made such election) as Retained Shares in accordance with the terms of Section 2.01(a) in the following manner: The number of Shares in addition to Electing Shares to be retained as Retained Shares (the "Non-Electing Retained Shares") (on a basis consistent among stockholders who held Shares as to which they did not make the election referred to in
      Section 2.01(a)(i) pro rata to the number of Shares as to which they did not make such election) shall be equal to the excess of the Retained Share Number over the number of Electing Shares.

SECTION 2.04 Conversion of Common Stock of the Sub.

      Each share of common stock, par value $.01 per share, of the Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time one share of common stock of the Surviving Corporation.

SECTION 2.05 Stockholders' Meeting.

      Subject to applicable law, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable for the purpose of obtaining the Stockholder Approvals and, subject to the fiduciary duties of its Board of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of Cleary, Gottlieb, Steen & Hamilton, as legal counsel to the Company, include in the joint proxy statement (the "Proxy Statement") of each of the Company and GranCare for use in connection with the stockholders meeting of each of the Company and GranCare, the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of the Stockholder Approvals. The Parent, the Sub and the Company agree to use commercially reasonable efforts to cause the Special Meeting to occur within forty-five (45) days after the Company has responded to all SEC comments with respect to the preliminary Proxy Statement as provided in Section 5.07.

SECTION 2.06 Dissenting Shares.

      Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the DGCL), unless and until such holders shall have failed to perfect or shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any such holder



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shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall be treated at the Company's sole discretion as either (i) a Share (other than an Electing Share) that had been converted as of the Effective Time of the Merger into the right to receive Merger Consideration in accordance with Section 2.01(a) or (ii) an Electing Share. The Company shall give prompt notice to the Sub of any demands received by the Company for appraisal of Shares, and the Sub shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Sub, make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 2.07 Exchange of Certificates.

           (a) As soon as reasonably practicable as of or after the Effective Time of the Merger, the Corporation shall deposit with the Paying Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article II, the cash portion of the Merger Consideration.

           (b) As soon as practicable after the Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate or certificates representing the number of full shares in the Surviving Corporation, if any, to be retained by the holder thereof as Retained Shares pursuant to this Agreement and the amount of cash, if any, into which the number of Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing (i) Shares which have been converted, in whole or in part, pursuant to this Agreement into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of cash and, if appropriate, certificates for Retained Shares. If any certificate for such Retained Shares is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Retained Shares in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.07(b), each certificate for Shares shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.01.

           (c) No dividends or other distributions with respect to Retained Shares with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered



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certificate for Shares with respect to the Retained Shares represented thereby and no cash payment in lieu of fractional Shares shall be paid to any such holder pursuant to Section 2.07(e) until the surrender of such certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole Retained Shares issued in connection therewith, without interest (i) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined in Section 2.07(e)) as practicable, the amount of any cash payable in lieu of a fractional retained share to which such holder is entitled pursuant to Section 2.07(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time of the Merger therefor paid with respect to such Retained Shares, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Retained Shares.

           (d) All cash paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.07(e) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares exchanged for cash theretofore represented by such certificates.

           (e) Notwithstanding any other provision of this Agreement, each holder of Shares retained pursuant to the Merger who would otherwise have been entitled to retain a fraction of a Retained Share (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by $40.50.
           (f) Any portion of the Merger Consideration deposited with the Paying Agent pursuant to this Section 2.07 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing Shares for six months after the Effective Time of the Merger shall be delivered to the Surviving Corporation and any holders of Shares prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash, if any.

           (g) None of the Sub or the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to one year after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Authority), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

           (h) The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company. To the extent that there are losses with respect to such



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investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

         (i) The Company shall pay all charges and expenses of the Paying Agent.

SECTION 2.08  Rights Under Stock Plans.

      Immediately prior to the Effective Time, the Company shall take such action as may be necessary so that each then outstanding option (including stock purchase rights and options granted to outside directors) to purchase Shares, each holder of any other right to receive Shares subject to vesting, settlement or other conditions (whether or not conditioned upon the payment of consideration by such holder), each employee who has made an election on or before the date hereof to purchase Shares under a stock purchase arrangement in effect on or before the date hereof (regardless of whether such Shares have been purchased or have been allocated from treasury stock in response to such election or whether the settlement or allocation of such Shares is subject to vesting or other conditions, but, in the case of the salary reduction plans, only with respect to Shares to be allocated with respect to reductions in salary if such salary reduction relates to the period prior to the Effective Time), and each holder of Shares subject to vesting or other restrictions pursuant to any employee benefit or stock plan (including, without limitation, any stock option, stock purchase, restricted stock or other plan) (the "Stock Plans"), whether or not such options or rights are then vested or exercisable, or such elections have been fulfilled or honored or such restrictions have lapsed or terminated (the "Rights"), shall be cancelled by the Company, and each holder of a Right to be cancelled shall be entitled to receive that number of Shares as is equal to the product of (i) the total number of Shares subject to such holder's Rights, and (ii) the excess, if any, of (x) $40.50 over (y) the exercise price per Share previously subject to each such Right, and (iii) 0.02469 (the "Right Consideration") upon cancellation of such Rights immediately prior to the Effective Time, and such holder shall be given the opportunity to make the elections described in Section 2.02 (subject to proration as provided in Section 2.03) with respect to the Shares to be issued as such Right Consideration; provided, however, that with respect to any person subject to Section 16 of the Exchange Act, to the extent that the payment or the right to receive payment with respect to the Rights (or the Shares relating thereto) would cause such person to have any liability under Section 16 of the Exchange Act, any such amount shall be paid on (and shall not be payable until) the first business day following the expiration of six months after any such Right was granted and shall not be due and payable prior thereto (and the Parent, the Sub and the Company agree, for the benefit of such persons, not to assert that any such person has any liability pursuant to Section 16(b) of the Exchange Act with respect to any such amount). In all other instances, the Parent and the Surviving Corporation shall cause the Right Consideration to be paid within 5 business days after the Effective Time. The surrender of a Right to the Company in exchange for the Right Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Right. Prior to the Effective Time, the Company shall use all reasonable efforts to obtain all necessary consents or releases from holders of Rights under the Stock Right Plans or otherwise and take all such other action requested by the Sub, consistent with applicable law and the terms of the Stock Right Plans and the Rights as may be necessary to give effect to the transactions contemplated by this Section 2.08. The foregoing shall not limit or affect any provision of a Stock Plan that would accelerate the vesting of any Right or prevent the acceleration, settlement, or exercise of any Right that would otherwise be required or permitted pursuant to the terms of a Stock Plan (whether by reason of the consummation of the Offer or otherwise). No salaries shall be reduced with respect to employment subsequent to the Effective Time pursuant to stock purchase elections under the salary reduction plan.

SECTION 2.09  Nonqualified Deferred Compensation Plan.

      At the Effective Time, each participant in the Living
Centers of America, Inc. Deferred Retirement Income Plan and each participant in the Company's Retirement Savings 401(k) Plan (the "Deferred Plans") shall become vested in his or her entire account balances under each Plan including, without limitation, any portion of such account balance maintained in Shares or Shares Units as provided under such Deferred Plans. Prior to the Effective Time, the Company may continue to match deferrals of compensation with Shares as provided pursuant to the Deferred Plans. Subject to Section 5.6, after the Effective Time, the Surviving Corporation may discontinue contributions or otherwise amend the Deferred Plans; provided that the Surviving Corporation shall continue to maintain in full force and effect, or otherwise preserve the tax benefits provided by, such Deferred Plans.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants as of the date of this Agreement to the Parent and the Sub as follows:

SECTION 3.01 Organization and Qualification.

      Each of the Company and its subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and other authority to own its properties and conduct its business as it is being conducted on the date hereof, and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary. The Company has heretofore made available to the Sub accurate and complete copies of the Certificates of Incorporation and Bylaws as currently in effect of the Company and its subsidiaries.

SECTION 3.02  Capitalization.

            (a) The authorized capital stock of the Company consists of 75,000,000 Shares and 5,000,000 shares of preferred stock, par value
$.01 (the "Preferred Stock"), of which 350,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Junior Preferred Stock"). As of the close of business on March 31, 1997 (the "Capitalization Date"):
19,547,616 Shares were issued and outstanding; no shares of Preferred Stock were issued and outstanding; 720,304 Shares were held in the Company's treasury; and there were outstanding Rights with respect to 1,635,447 Shares as set forth in Section 3.02(a) of the disclosure letter, dated the date hereof, delivered by the Company to the Parent prior to the execution of this Agreement setting forth certain matters referred to in this Agreement (the "Disclosure Letter"); and there were outstanding rights (the "Rights Agreement Rights") under the Rights Agreement dated November 17, 1994 between the Company and Chemical Bank, as amended by an amendment dated as of July 31, 1995 (the "Rights Agreement"). Since the Capitalization Date, except as set forth in
Section 3.02(a) of the Disclosure Letter or in the SEC Reports (as defined in Section 3.05), the Company (i) has not issued any Shares other than upon the exercise or vesting of Rights outstanding on such date, (ii) has not granted any options or rights to purchase or acquire Shares (under the Company's Stock Plans or otherwise) and (iii) has not split, combined or reclassified any of its shares of capital stock. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this Section 3.02 or in Section 3.02(a) of the Disclosure Letter or in the SEC Reports, there are outstanding
(i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no options, warrants, rights, or other agreements or commitments to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and no obligation of the Company to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in Section 3.02(a) of the Disclosure Letter, there are no outstanding obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of capital stock of the Company or any of its subsidiaries. Notwithstanding the foregoing, the Company will issue Shares pursuant to the Equity Commitment (as hereinafter defined) and also will issue shares pursuant to the GranCare Merger.

            (b) Except as set forth in Section 3.02(b) of the Disclosure Letter or in the SEC Reports, the Company is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. Except as set forth in Section 3.02(b) of the Disclosure Letter or in the SEC Reports, there are no outstanding (i) securities of the Company or any subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any subsidiary, or (ii) options or other rights to acquire from the Company or any of its subsidiaries, and no other obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its subsidiaries, or any other obligation of the Company or any of its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

SECTION 3.03 Authority for this Agreement.

      The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval and adoption of the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement and the approval of the Merger by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of the Parent and the Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

SECTION 3.04 Absence of Certain Changes.

      Except as disclosed in the SEC Reports (as defined in Section 3.05) or as set forth in the capitalization information set forth in
Section 3.02 of the Disclosure Letter from September 30, 1996 through the date hereof, (i) the Company and its subsidiaries have not suffered any Material Adverse Effect (as defined in Section 5.11), (ii) the Company and its subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary course consistent with past practice, except in connection with the negotiation and execution and delivery of this Agreement and the solicitation or receipt of other offers to acquire the Company, and (iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any Company Securities or Subsidiary Securities; or (b) any action by the Company which if taken after the date hereof would constitute a breach of Section 5.01 hereof. Except as disclosed in the SEC Reports or in Section 3.04 of the Disclosure Letter, since September 30, 1996, there has not been any change by the Company in accounting methods, principles or practices except as permitted by United States generally accepted accounting principles.

SECTION 3.05  Reports.

            (a) The Company has timely filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder on and after September 30, 1995, all of which (the "SEC Reports") have complied in form as of their respective filing dates in all material respects with all applicable requirements of the Exchange Act and the rules promulgated thereunder applicable thereto. None of the SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) As of their respective dates, the audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the SEC Reports were prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of the Company, and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein which were not expected to have a Material Adverse Effect.

            (c) As of March 31, 1997, neither the Company nor any of its subsidiaries had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due that are required to be recorded or reflected on a balance sheet under United States generally accepted accounting principles, except as reflected or reserved against or disclosed in the financial statements of the Company included in the SEC Reports or the Disclosure Letter or as otherwise disclosed in the SEC Reports or the Disclosure Letter.

SECTION 3.06 Information Supplied.

      Any documents to be filed by the Company with the SEC or any other governmental or regulatory authority in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, with respect to the Proxy Statement, as supplemented if necessary, on the date it is sent or given to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of the Parent, the Sub or GranCare expressly for inclusion therein and information incorporated by reference therein from documents filed by GranCare with the SEC. The Proxy Statement and any such other documents filed by the Company with the SEC under the Exchange Act or with any other governmental or regulatory authority under applicable law will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

SECTION 3.07 Consents and Approvals; No Violation.

      Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will conflict with or result in any breach of any provision of the respective Restated Certificate of Incorporation or Bylaws (or other similar governing documents) of the Company or any of its subsidiaries and except as disclosed in Section 3.07 of the Disclosure Letter and except for filings, permits, authorizations, notices, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the DGCL, and the "takeover" or blue sky laws of various states and consents, approvals, authorizations or filings under laws of jurisdictions outside the United States, and filings, notices, consents, authorizations and approvals as may be required by local, state, and federal regulatory agencies, commissions, boards, or public authorities with jurisdiction over health care facilities and providers, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets or subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, (iii) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its subsidiaries which, in the aggregate, would have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby; or (iv) violate any order, writ, injunction, agreement, contract, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or by which any of their respective assets are bound, except for violations which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

SECTION 3.08 Brokers.

      No broker, finder or other investment banker (other than CSFB and NationsBanc, a copy of whose engagement letters have been furnished to the Parent) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company.

SECTION 3.09 Employee Benefit Matters.

            (a) For purposes of this Agreement, the term "Plan shall refer to the following maintained by the Company, any of its subsidiaries or any of their respective ERISA Affiliates (as defined below), or with respect to which the Company, any of its subsidiaries or any of their respective ERISA Affiliates contributes or has any obligation to contribute or has any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement): any plan, program, arrangement, agreement or commitment, whether written or oral, which is an employment, consulting, deferred compensation or change-in-control agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, change-in-control, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, whether written or oral, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Section 3.09(a) of the Disclosure Letter sets forth each employment agreement with a person who is entitled to receive at least $100,000 per year from the Company or any of its subsidiaries (other than an employment agreement terminable without material liability (not otherwise disclosed) on no more than sixty (60) days' notice).

            (b) Except as set forth in Section 3.09(b) of the Disclosure Letter, none of the Company, its subsidiaries nor any of their respective ERISA Affiliates maintains or contributes to, nor have they maintained or contributed to, any:

                      (A) defined benefit plan subject to Title IV of ERISA; or

                      (B) "Multiemployer plan" as defined in Section 4001 of ERISA.

            (c) No event has occurred and no condition or circumstance currently exists, in connection with which the Company, any of its subsidiaries, their respective ERISA
Affiliates or any Plan, directly or indirectly, are likely to be subject to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan which would be reasonably likely to have a Material Adverse Effect.
            (d) With respect to each Plan, (A) all material payments due from the Company or any of its subsidiaries to date have been made and all material amounts properly accrued to date or as of the Effective Time as liabilities of the Company or any of its subsidiaries which have not been paid have been properly recorded on the books of the Company; (B) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has either received a favorable determination letter from the Internal Revenue Service with respect to such qualification as of the date specified in Section 3.09(d) of the Disclosure Letter or has filed for such a determination letter with the Internal Revenue Service within the time permitted under Rev. Proc. 95-12 (December 29,
1994), 1995-3 IRB 24, and nothing has occurred since the date of such letter that has resulted in or is likely to result in a tax qualification defect which would have a Material Adverse Effect; and (C) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the best of the Company's knowledge, threatened with respect to such Plan or against the assets of such Plan.

            (e) The Company has made available to the Parent, with respect to each Plan for which the following exists:

                      (A) a copy of the most recent annual report on Form 5500, with respect to such Plan including any Schedule B thereto;

                      (B) a copy of the Summary Plan Description, together with each Summary of Material Modifications with respect to such Plan and, unless the Plan is embodied entirely in an insurance policy to which the Company or any of its subsidiaries is a Party, a true and complete copy of such Plan; and

                      (C) if the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof.

            (f) Except as disclosed in Section 3.09(g) of the Disclosure Letter or in the SEC Reports, neither the Company nor any of its subsidiaries has any announced plan or legally binding commitment to create any additional material Plans or to make any material amendment or modification to any existing Plan, except in the ordinary course of business in accordance with its customary practices or as required by law or as necessary to maintain tax-qualified status.

            (g) For purposes of this Section 3.09, ERISA
Affiliates include each corporation that is a member of the same controlled group as the Company or any of its subsidiaries within the meaning of Section 414(b) of the Code, any trade or business, whether or not incorporated, under common control with the Company or any of its subsidiaries within the meaning of
Section 414(c) of the Code and any member of an affiliated service group that includes the Company, any of its subsidiaries and any of the corporations, trades or business described above, within the meaning of Section 414(m) of the Code.

SECTION 3.10 Litigation, etc.

      Except as set forth in Section 3.10 of the Disclosure
Letter or as disclosed in the SEC Reports, as of the date hereof there is no pending audit, claim, action, proceeding or citizen's suit and, to the knowledge of the Company, no audit, claim, action, proceeding or citizen's suit or governmental investigation has been threatened against the Company or any of its subsidiaries before any court or governmental or regulatory authority which, in the aggregate, (i) would have a Material Adverse Effect or (ii) would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in Section 3.10 of the Disclosure Letter or as disclosed in the SEC Reports, neither the Company nor any subsidiary of the Company is subject to any outstanding judicial, administrative or arbitration order, writ, injunction or decree that (i) has had a Material Adverse Effect or (ii) would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

SECTION 3.11 Tax Matters.

      The Company and each of its subsidiaries has duly filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, in the aggregate, would not have a Material Adverse Effect, and such returns and reports are true, correct and complete in all material respects. The Company and each of its subsidiaries has duly paid in full (or the Company has paid on its behalf) or made adequate provision in the Company's accounting records for all taxes for all past and current periods for which the Company or any of its Subsidiaries is liable. The most recent financial statements contained in the SEC Reports reflect adequate reserves for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, in the aggregate, have a Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Company or any of its subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.11 of the Disclosure Letter, neither the Company nor any of its subsidiaries has made any payments, or is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code. As used in this Agreement the term "taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including without limitation obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

SECTION 3.12 Compliance with Law.

      Except as set forth in Section 3.12 of the Disclosure
Letter or in the SEC Reports, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not in the aggregate have a Material Adverse Effect. Except as set forth in Section
3.12 of the Disclosure Letter or in the SEC Reports, the Company and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted (the "Company Permits"), except for such permits, licenses, authorizations, consents, approvals and franchises the absence of which would not in the aggregate have a Material Adverse Effect. Except as set forth in Section 3.12 of the Disclosure Letter or in the SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

SECTION 3.13 Environmental Compliance.

      Except as set forth in Section 3.13 of the Disclosure
Letter or in the SEC Reports, (i) the assets, properties, businesses and operations of the Company and its subsidiaries are in compliance with applicable Environmental Laws (as defined in Section 8.11 hereof), except for such non-compliance which has not had and will not have a Material Adverse Effect; (ii) the Company and its subsidiaries have obtained and, as currently operating, are in compliance with all Company Permits necessary under any Environmental Law for the conduct of the business and operations of the Company and its subsidiaries in the manner now conducted except for such non-compliance which has not had and will not have a Material Adverse Effect; and (iii) neither the Company nor any of its subsidiaries nor any of their respective assets, properties, businesses or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, or proceeding indicating that the Company or any of its subsidiaries is or may be (a) liable for a violation of any Environmental Law or (b) liable for any Environmental Liabilities and Costs, where in each case such liability would have a Material Adverse Effect.

SECTION 3.14 Insurance.

      Except as set forth in the SEC Reports, the Company and each of its Subsidiaries maintains, and through the Closing Date will maintain, insurance with reputable insurers (or pursuant to prudent self-insurance programs) in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries and owning property in the same general areas in which the Company and each of its Subsidiaries conducts their businesses. The Company and each of its Subsidiaries may terminate each of its insurance policies or binders at or after the closing and will incur no material penalties or other material costs in doing so. None of such policies or binders was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder, nor has the Company or any of its Subsidiaries failed to give any material notice or present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in the SEC Reports or the Disclosure Letter, (a) there are no outstanding claims (in excess of normal retentions) that are not covered under any such policies or binders and, to the best knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim (in excess of normal retentions) that are not covered against or relating to the Company or any of its Subsidiaries that is not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to the Company or any of its Subsidiaries.

SECTION 3.15 Vote Required.

      Assuming the accuracy of the representations by the Parent and the Sub in
Section 4.08, the affirmative vote of holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
                                     THE SUB

      The Parent and the Sub, jointly and severally, represent and warrant to the Company as follows:

SECTION 4.01 Organization and Qualification.

      Each of the Parent and the Sub is duly organized and validly existing in good standing under the laws of the state of its organization, with all requisite power and authority to own its properties and conduct its business. All of the issued and outstanding capital stock of the Sub is owned directly by the Parent, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind.

SECTION 4.02 Authority Relative to this Agreement.

      Each of the Parent and the Sub has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and the Sub and the consummation by the Parent and the Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by the Parent and the Sub and, assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of the Parent and the Sub, enforceable against each of the Parent and the Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

SECTION 4.03 Consents and Approvals; No Violation.

      The execution and delivery of this Agreement by each of the Parent or the Sub and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or other similar governing documents) of the Parent, the Sub or any of their subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the HSR Act,
(B) pursuant to the Exchange Act, (C) the filing of a certificate of merger pursuant to the DGCL, (D) any applicable filings under state securities, blue sky or "takeover" laws, (E) consents, approvals, authorizations or filings under laws of jurisdictions outside the United States, (F) filings, notices, consents, authorizations and approvals as may be required by local, state and federal regulatory agencies, commissions, boards or public authorities with jurisdiction over health care facilities and providers or (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have an adverse effect on the financial condition, business or results of operation of the Parent or the Sub and their subsidiaries which is material to the Parent and its subsidiaries taken as a whole or has a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Parent or the Sub or any of their subsidiaries is a party or by which any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not in the aggregate have an adverse effect on the financial condition, business or results of operations of the Parent or the Sub and their subsidiaries which is material to the Parent and its subsidiaries taken as a whole or has a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Parent or the Sub or any of their subsidiaries which, individually or in the aggregate, would have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, the Sub or any of their subsidiaries or any of their respective assets, except for violations which would not in the aggregate have an adverse effect on the financial condition, business or results of operations of the Parent or the Sub and their subsidiaries which is material to the Parent and its subsidiaries taken as a whole or has a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby.

SECTION 4.04 Financing.

      The Parent has provided a binding commitment, in the form of a letter to the Company dated May 6, 1997 (the "Equity
Commitment") and has received a binding written commitment, addressed to the Parent, the Sub and the Company from Chase Securities, Inc. and the Chase Manhattan Bank (the "Debt Commitment" and, together with the Equity Commitment, the "Financing

Commitments"), true and correct copies of which were furnished to the Company to obtain, subject to the terms and conditions of the Financing Commitments, the financing necessary to pay the Cash Election Price pursuant to the Merger, to pay (or provide the funds for the Company to pay) all amounts contemplated by
Section 2.08 and Section 5.06 when due, to refinance any indebtedness or other obligation of the Company, GranCare and their respective subsidiaries which may become due as a result of this Agreement, the GranCare Merger Agreement or any of the transactions contemplated hereby or thereby, and to pay all related fees and expenses (the financing necessary to provide such funds pursuant to the Financing Commitments being hereinafter referred to as the "Financing"), which Financing Commitments are in full force and affect as of the date hereof. It is the good faith belief of Parent and its affiliates, as of the date hereof, that the Financing will be obtained, and the Parent shall use commercially reasonable efforts to obtain the Financing, including using commercially reasonable efforts to fulfill or cause the fulfillment of any of the conditions thereto. If the Financing is not available, the Parent shall use commercially reasonable efforts to obtain other financing.

SECTION 4.05 Brokers.

      No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Parent or the Sub.

SECTION 4.06 Litigation, etc.

      As of the date hereof there is no claim, action, proceeding or governmental investigation pending or, to the best knowledge of the Parent or the Sub, threatened against the Parent or any of its subsidiaries, including the Sub, before any court or governmental or regulatory authority which, in the aggregate would have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated by this Agreement. Neither the Parent nor any of its subsidiaries, including the Sub is subject to any outstanding order, writ, injunction or decree that would have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated by this Agreement.

SECTION 4.07 Information Supplied.

            (a) The information supplied in writing by or on behalf of the Parent and the Sub expressly for inclusion in the Proxy Statement, as supplemented if necessary, and any other documents to be filed by the Company with the SEC or any other governmental or regulatory authority in connection with the Merger or the GranCare Merger and the other transactions contemplated hereby will not, on the date of its filing or, with respect to the Proxy Statement, on the date first sent or given to stockholders of the Company and stockholders of GranCare contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 4.08 Ownership of Shares.

      As of the date hereof, none of the Parent, the Sub or their affiliates beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act) any Shares.

                                    ARTICLE V

                                    COVENANTS

SECTION 5.01 Conduct of Business of the Company.

      Except as contemplated by this Agreement and in the Disclosure Letter, during the period from the date of this Agreement to the Effective Date, the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all commercially reasonable efforts consistent with prudent business practice to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their current officers and key employees and to maintain existing relationships with those having significant business relationships with the Company and its subsidiaries, in each case in all material respects. Without limiting the generality of the foregoing, except as set forth in Section 5.01 of the Disclosure Letter and except as otherwise expressly provided in or contemplated by this Agreement or the Disclosure Letter, prior to the time specified in the preceding sentence, neither the Company nor any of its subsidiaries, as the case may be, will, without the prior written consent of the Parent (not to be unreasonably withheld), (i) except for issuances of capital stock of the Company's subsidiaries to the Company or a wholly-owned subsidiary of the Company, issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) Company Securities or Subsidiary Securities, in each case, other than Shares issuable upon exercise or vesting of the Rights or allocations or issuances pursuant to the Stock Plans or the exercise of rights under any Plan or any agreement referred to in Section 3.02 of the Disclosure Letter, or (B) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof; (ii) otherwise acquire or redeem, directly or indirectly, any Company Securities or Subsidiary Securities (including the Shares); (iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of capital stock of the Company or any of its subsidiaries (other than cash dividends paid to the Company by its wholly-owned subsidiaries with regard to their capital stock);
(iv) (A) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of $10,000,000 or more outside the ordinary and usual course of business consistent with past practice in all material respects, or (B) other than in the ordinary course of business, enter into a material contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money except for debt incurred in the ordinary course of business consistent in all material respects with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of the

Company, except in the ordinary course of business consistent in all material respects with past practice; (vii) except in connection with transactions permitted by (iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly-owned subsidiaries of the Company) the aggregate in excess of $10,000,000, except in the ordinary course of business consistent in all material respects with past practice; (viii) change any of the accounting principles or practices used by it or any of its subsidiaries, except as required by the SEC or required by United States generally accented accounting principles; (ix) adopt any amendments to the Restated Certificate of Incorporation or Bylaws (or similar documents) of the Company or any subsidiary; (x) except as, may be required under any previously existing agreement or Plan, grant any stock related awards; (xi) enter into any new, or amend any existing, employee benefit, pension or other plan (whether or not subject to ERISA), employment, severance, consulting or salary continuation agreements with any officers, directors or key employees, or grant any increases in the compensation or benefits to officers, directors and key employees; (xii) enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law; (xiii) adopt, make any material amendment to or terminate any material employee benefit plan except as required by law or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan; (xiv) merge or consolidate with or transfer all or substantially all of its assets to another corporation or other business entity or individual, (xv) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (xvi) agree in writing or otherwise to take any of the foregoing actions.

SECTION 5.02 No Solicitation.

      Immediately following the execution of this Agreement, the Company will terminate any and all existing activities, discussions and negotiations with third parties (other than Parent and GranCare) with respect to any possible Acquisition Transaction (as defined below). The Company and its subsidiaries and their respective officers, directors and employees shall not, and the Company and its subsidiaries will use all reasonable efforts to cause their representatives, agents or affiliates not to, directly or indirectly, knowingly encourage, solicit, or initiate any discussions or negotiations with, any corporation, partnership, person or other entity or group (other than the Parent, the Sub and GranCare and any affiliate or associate of the Parent, the Sub and GranCare and any of their respective directors, officers, employees, representatives and agents) concerning any merger, consolidation, business combination, liquidation, reorganization, sale of substantial assets, sale of shares of capital stock or similar transactions involving the Company or any material subsidiary of the Company (each an "Acquisition Transaction"); provided, however, that if during the 45 days following the date of this Agreement, the Company's Board of Directors determines, after consultation with counsel, that it is required to do so in the exercise of its fiduciary duties to the Company or its stockholders, the Board of Directors may respond to, or engage in discussions with respect to, a written offer for an Acquisition Transaction during such 45 day period; and provided further that nothing contained in this Section 5.02 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such other disclosure to the Company's stockholders which, as advised by outside counsel, is required under applicable law. The Company will promptly communicate to Parent the terms and conditions of any proposal for an Acquisition Transaction that it may receive and will keep Parent informed as to the status of any actions, including any discussions, taken pursuant to such proposed or contemplated Acquisition Transaction.

SECTION 5.03 Access to Information.

            (a) Between the date of this Agreement and the Effective Time, the Company will, upon reasonable notice to an executive officer of the Company, (i) give the Parent and the Sub and their authorized representatives access (during regular business hours), in a manner so as not to interfere with the normal operations of the Company and its subsidiaries and subject to reasonable restrictions imposed by an executive officer of the Company, to all key employees, offices and other facilities and to all books and records of the Company and its subsidiaries and cause the Company's and its subsidiaries' independent public accountants to provide access to their work papers and such other information as the Parent or the Sub may reasonably request, (ii) permit the Parent and the Sub to make such inspections as they may reasonably require and (iii) cause its officers and those of its subsidiaries to furnish the Parent and the Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as the Parent or the Sub may from time to time reasonably request.

            (b) Information obtained by the Parent or the Sub or their respective representatives pursuant to this Section 5.03 shall be subject to the provisions of the letter agreement between GranCare and the Company (the "Confidentiality Agreement") the terms of which are incorporated herein by reference.

SECTION 5.04 Reasonable Efforts, Filings.

      Subject to the terms and conditions herein provided for and to the fiduciary duties of the Board of Directors of the Company under applicable law as advised by legal counsel each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, (a) (i) the Company, the Parent and the Sub shall use all reasonable efforts to make promptly any required submissions under the HSR Act which the Company and the Parent or the Sub determines should be made, in each case, with respect to the Merger, and the transactions contemplated by this Agreement (ii) the Company, the Parent and the Sub shall use all reasonable efforts to respond as promptly as practicable to all inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters, and (iii) if required by the FTC, the Antitrust Division, any State Attorney General or any other governmental authority, or if otherwise necessary or required in order to consummate the Merger, Parent agrees promptly to take all commercially reasonable steps (including executing agreements and submitting to judicial or administrative orders) to effect the sale or other disposition of, or to hold separate assets or businesses of Parent or the Company or any of their respective subsidiaries or affiliates (including, without limitation, pursuant to arrangements which limit or prohibit access to such assets or businesses) unless such sale or other disposition would have a Material Adverse Effect on the Company, (b) the Parent, the Sub and the Company will take all such action as may be necessary under federal and state securities laws applicable or necessary for, and will file and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulating bodies which the Parent, the Sub and the Company determines, in each case, is necessary for the consummation of the Merger and the transactions contemplated hereby and each party shall give the other information requested by it which is reasonably necessary to enable it to take such action, (c) the Parent, the Sub and the Company will, and will cause each of their respective subsidiaries to, use commercially reasonable efforts to obtain consents of all third parties and governmental bodies (other than with respect to healthcare regulatory licenses, certifications or permits or provider agreements) necessary or, in the reasonable opinion of the Parent or the Company, advisable to consummate the Merger and the transactions contemplated by this Agreement and (d) prior to the Effective Time, the Parent, Sub and the Company will take, and cause their respective subsidiaries to take, such actions to apply for such governmental approvals or consents, or make filings with governmental bodies, with respect to healthcare regulatory licenses, certifications, or permits or provider agreements as may be required by applicable law. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Parent shall cause the proper officers and directors of the Surviving Corporation, the Parent or the Sub, as the case may be to take all such necessary action.

SECTION 5.05 Indemnification and Insurance.

            (a) The Sub agrees that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Certificate of Incorporation or Bylaws, or the articles of incorporation, bylaws or similar documents of any of the Company's subsidiaries and the indemnification agreements with such present and former directors, officers and employees as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder. Without limiting the foregoing, the Company shall, and after the Effective Time, the Surviving Corporation shall periodically advance expenses as incurred with respect to the foregoing (including with respect to any action to enforce rights to indemnification or the advancement of expenses) to the fullest extent permitted under applicable law; provided, however, that the person to whom the expenses are advanced provides an undertaking (without delivering a bond or other security) to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

            (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance and fiduciary liability insurance covering the persons described in paragraph (a) of this Section 5.05 (whether or not they are entitled to indemnification thereunder) who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance.

            (c) The Surviving Corporation shall indemnify and hold harmless (and shall advance expenses to), to the fullest extent permitted under applicable law, each director, officer, employee, fiduciary and agent of the Company or any subsidiary of the Company including, without limitation, officers and directors, serving as such on the date hereof against any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation relating to any of the transactions contemplated hereby, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the indemnified parties, promptly as statements therefor are received and (ii) the parties hereto will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld.

            (d) The Surviving Corporation shall pay all reasonable costs and expenses, including attorneys' fees, that may be incurred by any indemnified parties in enforcing the indemnity and other obligations provided for in this Section 5.05.

            (e) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation assumes the obligations set forth in this
Section 5.05.

            (f) This Section 5.05, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation, and any person or entity referenced in this Section
5.05 or indemnified hereunder each of whom may enforce the provisions of this
Section 5.05 (whether or not parties to this Agreement).

SECTION 5.06 Employee Plans and Benefits and Employment Contracts.

            (a) From and after the Effective Time, the Surviving Corporation and its subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its subsidiaries or group of such officers, directors, employees or consultants described in Sections 3.09 and 5.06(a) of the Disclosure Letter.

            (b) In addition to honoring the agreements referred to in Section 5.06(a), until the first anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will provide or will cause to be provided to each current or former employee (presently entitled to benefits) of the Company or its subsidiaries (excluding employees covered by collective bargaining agreements) (i) employee compensation, benefit plans, programs, policies and arrangements, that are no less favorable in the aggregate than those currently provided by the Company and its subsidiaries to each such employees and former employee; and (ii) severance benefits that are in the aggregate no less favorable to any employee of the Company or any of its subsidiaries than those currently provided to each such employee. Nothing in this Section 5.06(b) shall be deemed to prevent the Surviving Corporation or any of its subsidiaries from making any change required by law.

            (c) To the extent permitted under applicable law, each employee of the Company or its subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and (iv) benefits under any retirement plan.

            (d) This Section 5.06, which shall survive the consummation of the Merger at the Effective Time and shall continue without limit, is intended to benefit and bind the Company, the Surviving Corporation and any person or entity referenced in this Section 5.06, each of whom may enforce the provisions of this
Section 5.06 whether or not parties to this Agreement. Except as provided in clause (a) above, nothing contained in this Section 5.06 shall create any beneficiary rights in any employee or former employee (including any dependent thereof) of the Company, any of its subsidiaries or the Surviving Corporation in respect of continued employment for any specified period of any nature or kind whatsoever.

SECTION 5.07 Proxy Statement.

      The Company shall prepare and file with the SEC, as soon as practicable, a preliminary Proxy Statement relating to the Merger as required by the Exchange Act and the rules and regulations thereunder. The Company, GranCare, the Parent and the Sub will cooperate with each other in the preparation of the preliminary Proxy Statement. The Company shall use all reasonable efforts to respond promptly, together with GranCare, to any comments made by the SEC with respect to the preliminary Proxy Statement, and to cause the Proxy Statement to be mailed to the Company's stockholders and GranCare's stockholders at the earliest practicable date.

SECTION 5.08 Notification of Certain Matters.

      The Company shall give prompt notice to the Parent and the Sub, and the Parent or the Sub, as the case may be, shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the effect of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.08 shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice

SECTION 5.09 Rights Agreement Amendment.

      Subject to the terms and conditions of this Agreement, the Company shall promptly enter into an amendment to the Rights Agreement (the "Rights Agreement Amendment") pursuant to which the Rights Agreement and the Rights Agreement Rights will not be applicable to the Merger, shall not result in a "Distribution Date" under the Rights Agreement and consummation of the Merger shall not result in the Parent or the Sub or their affiliates being an "Acquiring Person" or result in the occurrence of a "Flip-In Event" or a "Flip-Over Event" thereunder.

SECTION 5.10 Solvency Letter.

            (a) The Parent shall use commercially reasonable efforts to deliver to the Board of Directors of the Company prior to the consummation of the Merger, a letter (the "Solvency Letter") from an independent third party selected by the Parent and reasonably satisfactory to the Company (the "Appraiser") attesting that, immediately after the Effective Time, the Surviving
Corporation: (i) will be solvent (in that both the fair value of its assets is not less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) will have adequate capital with which to engage in its business; and (iii) will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured, based upon the proposed financing structure for the Mergers and certain other financial information to be provided to the Appraiser by the Parent and the Company and after giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger and the financing relating thereto. Subject to the foregoing, the Solvency Letter shall be in form and substance reasonably satisfactory to the Company. Except with the prior written consent of the Company's Board of Directors, the Parent will not consummate the Merger unless and until such Board shall have received the Solvency Letter (the "Solvency Letter Conditions").

            (b) The Parent will request the Appraiser to deliver the Solvency Letter as promptly as practicable. The parties agree to cooperate with the Appraiser in connection with the preparation of the Solvency Letter, including, without limitations providing the Appraiser with any information reasonably available to them necessary for the Appraiser's preparation of such letter.

            (c) The Sub shall provide to the Board any appraisals, opinions or other statements relating to the solvency and adequate capitalization of the Surviving Corporation and the Surviving Corporation's ability to pay its debts, at the same time that such materials are given to any banks or other lenders in connection with the Merger.

SECTION 5.11 New York Stock Exchange Listing.

      Each party agrees to use commercially reasonable efforts to retain the listing of the Retained Shares on the New York Stock Exchange following the Effective Time.

SECTION 5.12 Election to the Company's Board of Directors.

      At the Effective Time of the Merger, the Surviving Corporation shall promptly increase the size of its board of directors in order to enable four nominees of Parent (the "Parent Nominees") (but in no event less than 40% of the directors), four nominees of GranCare and two of the current directors of the Company (mutually satisfactory to the Company and Parent) to be appointed to the Surviving Corporation's Board of Directors and for so long as Parent continues to own Shares in the Surviving Corporation, subject to fiduciary obligations under applicable law, the Surviving Corporation shall use its reasonable efforts to cause the Parent Nominees to be elected to the Surviving Corporation's Board of Directors by the stockholders of the Surviving Corporation.

SECTION 5.13 Registration Rights Agreement.

      Prior to the Effective Time, the Company shall execute and deliver to Parent a registration rights agreement (the "Registration Rights Agreement") in a form mutually acceptable to Parent and the Company, such agreement to provide Parent with two demand registration rights and ancillary registration rights for its Shares all subject to customary terms and provisions.

SECTION 5.14 Capitalization of Sub.

            (a) Subject to the terms and conditions of this Agreement and the Equity Commitment, the Parent agrees to contribute to Sub not less than $200 million and up to $220 million (the total amount actually so contributed being referred to as the "Sub Equity Contribution") in exchange for shares of the Sub at a price of $40.50 per share (and such shares of the Sub shall be converted into shares of the Surviving Corporation pursuant to Section 2.04). As of the date hereof, and at all times on and before the Effective Time, the Sub (i) has not issued and will not issue any shares (except for a minimal number of shares for minimal consideration, which shares shall be cancelled prior to the Effective Time); (ii) has not granted and will not grant any options or rights to purchase or acquire shares; (iii) has not granted or entered into and will not grant or enter into any options, warrants, rights, or other agreements or commitments to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Sub; and (iv) does not have and will not have any obligation to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment, other than that number of shares of common stock of the Sub as is equal to the Sub Equity Contribution divided by $40.50.

            (b) Prior to the Effective Time, Parent and Sub agree to amend, in a manner mutually acceptable to the parties hereto, the Certificate of Incorporation and Bylaws for the Sub to authorize that number of shares of Sub common stock that is sufficient to allow the Surviving Corporation to permit the Retained Shares to be outstanding after the Merger and to permit the issuance of the Shares contemplated by the GranCare Merger. Certificates evidencing Shares prior to the Effective Time so converted into Retained Shares shall continue to evidence the Retained Shares until issuance of new certificates therefor, upon transfer or otherwise.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 6.01 Conditions to Each Party's Obligation to Effect the Merger.

      The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the proposed Effective Time, of the following conditions:

             (a) the Stockholder Approvals shall have been ob- tained as required by and in accordance with applicable law and the Restated Certificate of Incorporation;

            (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against the Parent, the Sub or the Company and be in effect that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use commercially reasonable efforts to have any such prohibition lifted);

            (c) the conditions to each party's obligations to effect the GranCare Merger (other than the consummation of the Merger) shall have been satisfied or waived; provided, however, that neither the Company nor the Surviving Corporation may waive any such condition or modify or amend the terms of such merger agreement without the prior written consent of Parent; and

            (d) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, authorizations and permits required to be obtained prior to the Effective Time from, any Governmental Authority in connection with the consummation



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






of the Merger shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, authorizations and permits would not be reasonably likely to result in a Material Adverse Effect on the Company or to materially adversely affect the consummation of the Merger.

            (e) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would make illegal or prohibit the consummation of the Merger; and

            (f) the conditions set forth in the Financing Commitments shall have been satisfied or waived (other than the conditions relating to the consummation of the Merger and the GranCare Merger);

SECTION 6.02 Additional Condition to the Company's Obligation to Effect the Merger.

      The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company, prior to the proposed Effective Time, of the following conditions:

            (a) the Solvency Letter Condition; and

            (b) the representations and warranties of the Parent and the Sub set forth in Article III shall be true and correct in all material respects as of the Effective Time as though made on and as of that time, and the Parent and the Sub shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

SECTION 6.03 Additional Conditions to the Parent's and the Sub's Obligations
            to Effect the Merger.

      The obligations of the Parent and the Sub to effect the Merger shall be subject to the satisfaction or waiver by the Parent and the Sub, prior to the proposed Effective Time, of the following conditions:

            (a) no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to result in any of the consequences referred to in clauses (i) or (ii) of Section 6.03(a) above and there shall be no proceeding or other action (including, without limitation, relating to health care, regulatory, environmental and pension matters) pending or threatened against the Company, GranCare or their respective subsidiaries brought by any governmental, regulatory or administrative agency, authority or commission which is reasonably likely to have a Material Adverse Effect;

            (b) during the 30 calendar day period ending on the date of the Closing, there shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (iii) the commencement of a war, material armed hostilities or any other material international or national calamity involving the United States having a significant adverse effect on the functioning of the financial markets in the United States, or (iv) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof;

            (c) since September 30, 1996, with respect to the Company, and December 31, 1996, with respect to GranCare, no change shall have occurred or have been threatened in the business, operations, prospects, properties or condition (financial or other) of the Company, GranCare or any of their respective subsidiaries that would have or would be reasonably likely to have a Material Adverse Effect provided, that the transactions contemplated by the Recapitalization Agreement and the Merger Agreement shall not be deemed to be such a materially adverse change;

            (d) the representation and warranties of the Company set forth in
Article IV shall be true and correct in all material respects as of the Effective Time as though made on and as of that time, and the Company shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Effective Time.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

SECTION 7.01 Termination.

      This Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

            (a) by mutual written consent of the Boards of Directors of the Company and the Parent;

            (b) by the Parent or the Company if the Effective Time shall not have occurred on or before September 30, 1997 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

            (c) by the Parent or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

            (d) prior to obtaining the Stockholder Approvals, by the Parent if the Board of Directors of the Company withdraws or modifies in a manner adverse to the Parent or the Sub its favorable recommendation with respect to the Stockholder Approvals or shall have recommended an Acquisition Transaction with a party other than the Parent or any of its affiliates;

            (e) by the Company if (i) any of the representations and warranties of the Parent or the Sub contained in this Agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or (ii) the Parent or the Sub shall have breached or failed to comply in any material respect with any of its obligations under this Agreement and such breach or failure shall continue unremedied for ten (10) business days after the Parent or the Sub has received written notice from the Company of the occurrence of such breach or failure;

            (f) prior to obtaining Stockholder Approvals, by the Company if the Company receives a written offer with respect to any Acquisition Transaction with a party other than the Parent or its affiliates or such other party has commenced a tender offer which, in either case, the Board of Directors of the Company believes in good faith is more favorable to the Company's stockholders than the transactions contemplated by this Agreement;

            (g) by the Parent, if (x) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct in any material respect, in each case either as of when made or have since become, and at the time of termination remain, untrue in any material respect, or (y) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by the Parent or the Sub of any of their obligations under this Agreement) and, with respect to a representation or warranty, such breach shall continue unremedied for ten (10) days after the Company has received written notice from the Parent or the Sub of the occurrence of such breach or failure;

            (h) by the Parent or the Company if the GranCare Merger Agreement is terminated; or

            (i) by the Parent or the Company if the Company fails to obtain approval of its stockholders of the Company's Stockholder Approvals at the meeting held for such purpose (or any adjournment thereof).

SECTION 7.02 Effect of Termination.

      If this Agreement is terminated and the Merger is abandoned pursuant to
Section 7.01 hereof, this Agreement, except for the provisions of Sections 5.03(b), this Section 7.02 and 8.10 hereof, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. The Confidentiality Agreement shall remain in full force and effect following any termination of this Agreement. If this Agreement is terminated pursuant to Section 7.01(d) or (f), the Company promptly, but in no event later than one business day after termination of this Agreement will pay to the Parent a fee (the "Termination Fee") equal to $20 million in same day funds, plus interest on such amount from the date payable until paid at a rate equal to 9% per annum. If this Agreement is terminated pursuant to Section 7.01(i) and, at the time of the stockholder vote referred to herein, any person has made (or publicly disclosed an intention to make) a proposal to effect an Acquisition Transaction (and shall not have irrevocably withdrawn such proposal), and within 180 days after such termination an Acquisition Transaction shall be consummated, the Company shall promptly, but in no event later than one business day after such consummation, pay the Termination Fee. If this Agreement is terminated pursuant to Section 7.01(d), (f), (g) or (i), the Company shall also pay the out-of-pocket fees and expenses reasonably incurred by the Parent and the Sub in connection with this Agreement, provided that such fees and expenses shall not exceed $6,000,000 expenses (plus reasonable fees and of up to $1,000,000 in connection with any litigation with respect to this Agreement). Nothing in this Section 7.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

SECTION 7.03 Amendment.

      To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, the Parent and the Sub at any time before or after adoption of this Agreement by the stockholders of the Company but, after any such stockholder approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.
SECTION 7.04Extension; Waiver.

      At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, the Parent and the Sub may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01 Survival of Representations and Warranties.

      The representations and warranties made in Articles III and IV shall not survive beyond the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

SECTION 8.02 Entire Agreement; Assignment.

      Except for the Confidentiality Agreement and the Disclosure Letter, this Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that the Parent or the Sub may assign any of its rights and obligations to any wholly-owned subsidiary of the Parent or the Sub incorporated in Delaware, but no such assignment shall relieve the Parent or the Sub, as the case may be, of its obligations hereunder.

SECTION 8.03 Enforcement of the Agreement; Jurisdiction.

      The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.
      The parties hereto consent and agree that the state or federal courts located in Delaware shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement and each party hereto waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

SECTION 8.04 Validity.

      The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

SECTION 8.05 Notices.

      All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      if to the Parent or the Sub:

      c/o Apollo Management, L.P.
          1999 Avenue of the Stars, Suite 1900
          Los Angeles, California  90067
          Attention:  Peter P. Copses

      with a copy to:

          Sidley & Austin
          555 W. Fifth Street, Suite 4000
          Los Angeles, California  90013
          Attention:  Robert W. Kadlec, Esq.

      if to the Company:

          Living Centers of America, Inc.
          15415 Katy Freeway, Suite 800
          Houston, Texas 77094
          Attention:  Susan Thomas Whittle, Esq., General Counsel
                      Sydney K. Boone, Jr., Esq., Associate General Counsel with copies to:

          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, New York 10006
          Attention:  Victor I. Lewkow, Esq.

          Mayor, Day, Caldwell & Keeton L.L.P.
          700 Louisiana, Suite 1900
          Houston, Texas 77002
          Attention:  Jeff C. Dodd, Esq.




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






or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

SECTION 8.06 Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

SECTION 8.07 Descriptive Headings.

      The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 8.08 Parties in Interest.

      This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 2.08, 5.05 and 5.06 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by any such persons).

SECTION 8.09 Counterparts.

      This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 8.10 Fees and Expenses.

      If the Merger is not consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as provided expressly to the contrary herein. If the Merger is consummated, the Surviving Corporation shall reimburse Parent for all such costs and expenses.

SECTION 8.11 Certain Definitions.

           (a) "business day" shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close;

           (b) "Environmental Law" means any law, regulation, decree, judgment, permit or authorization relating to works or public safety and the indoor and outdoor environment, including, without limitation, pollution, contamination, clean-up, regulation and protection of the air, water or soils in the indoor or outdoor environment;

           (c) "Environmental Liabilities and Costs" means all damages, penalties, obligations or clean-up costs assessed or levied pursuant to any Environmental Law;

           (d) "Material Adverse Effect" shall mean any adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries that is material to the Company and its subsidiaries taken as a whole, excluding any such adverse change that is due to events, occurrences, facts, conditions, changes, developments or effects which affect the economy generally; and

           (e) "Subsidiary" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

SECTION 8.12 Disclosure Letter.

      Any disclosure under one section of the Disclosure Letter shall be deemed disclosure under all sections of the Disclosure Letter. Disclosure of any matter in the Disclosure Letter shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

SECTION 8.13 Press Releases.

      Subject to the proviso to this sentence, the Parent, the Sub and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to the rules of The New York Stock Exchange, Inc. and any other appropriate exchange.

SECTION 8.14 Obligation of the Parent.

      Whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Sub to take such action.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                                    APOLLO MANAGEMENT, L.P.

                                    By: AIF Management, Inc.
                                        Its General Partner

                                    By: /s/ PETER P. COPSES
                                        ___________________________
                                        Peter P. Copses


                                    APOLLO LCA ACQUISITION CORP.

                                    By: /s/ PETER P. COPSES
                                        ___________________________
                                        Peter P. Copses


                                    LIVING CENTERS OF AMERICA, INC.

                                    By: /s/ SYDNEY K. BOONE, JR.
                                        __________________________
                                        Name:  Sydney K. Boone, Jr.
                                        Title: Vice President